Exhibit 10.2

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATES.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

BUSINESS MARKETING SERVICES, INC.

PROMISSORY NOTE

February 25, 2011

FOR VALUE RECEIVED, BUSINESS MARKETING SERVICES, INC. a Delaware corporation, with offices located at 350 Madison Avenue, 8th Floor, New York, New York 10017 (the "Company"), hereby promises to pay to the order of SMARTLAUNCH SYSTEMS A/S with offices at Belgdemsvej 28, Copenhagen, Denmark ("Holder"), in lawful money of Sweden at the designated address of  the Holder set forth below, the principal amount of SIX HUNDRED AND FIFTY FOUR THOUSAND, SIX HUNDRED AND FORTY EIGHT (654,648) SIK plus interest thereon in the manner and at the rate provided herein. This Promissory Note (the “Note”) is issued by the Company in connection with the terms of a Stock Purchase Agreement (the “SPA”) between the Company and Holder of even date herewith.

1.           Principal.  The principal on this Note is due and payable 360 days from the date of issuance, as shown on the signature page hereof (the “Maturity Date”).  The obligations of the Company to make payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever.

Upon payment in full of all principal and interest payable hereunder this Note shall be surrendered to the Company for cancellation.

2.           Interest.   This Note shall bear interest on the outstanding principal amount from the date hereof for the Term, as defined below, at the annual rate of ten percent (10%) (computed on the basis of a 360-day year) and will be payable bi-annually in arrears in equal installments on the dates 180 days from the date of issuance and 360 days from the date of issuance.  In no event shall any interest to be paid hereunder exceed the maximum rate permitted by law.  In any such event, this Note shall automatically be deemed amended to permit interest charges at an amount equal to, but no greater than, the maximum rate permitted by law.

3.           Term.  The Term of this Note shall be 360 days from the date of issuance, as identified on the signature page hereof.

4.           Notice of Certain Events.  In the event that the Company proposes any of the following:

(a)	Any transfer of all or substantially all of the assets of the Company to any other person, or any consolidation with or merger into any other person; or

(b)	Any voluntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be mailed to the holder hereof a notice specifying, if applicable, the date on which any such transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of capital securities shall be entitled to exchange their securities for the securities or property deliverable on such transfer, consolidation, merger, dissolution, liquidation or winding-up.  Such notice shall be mailed at least ten (10) days prior to the date of the closing of the event triggering delivery of such notice.

5.           Notices.  Any notice, other communication or payment required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery if personally delivered or upon deposit if deposited in the United States mail for mailing by certified mail, postage prepaid, and addressed as follows, or via e-mail to the addresses below:

If to Holder:	Smartlaunch Systems A/S
Belgdemsvej 28
Copenhagen
Denmark
info@smartlaunch.com

If to Company:	Business Marketing Services, Inc
350 Madison Avenue
8th floor
New York, NY 10017
Attn: Mr. Hans Pandeya
President
hans.pandeya@gmail.com

Each of the above addressees may change its address for purposes of this paragraph by giving to the other addressee notice of such new address in conformance with this paragraph.

6.           Acceleration; Events of Default.   This Note shall, at the option of the Holder, become immediately due and payable upon written notice from the Holder to the Company upon the occurrence and during the continuance of any of the following events, each of which shall be deemed an “Event of Default”:

(a)           Failure to make any payment of principal or interest when due;

(b)           Default in the payment or performance of any liability, obligation or agreement of the Company contained in this Note;

(c)           If the Company shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts as they become due;

(d)           If the Company shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization arrangement, composition, readjustment, liquidation, dissolution, or similar relief under the present or any future federal bankruptcy code or other applicable federal, state or similar statute, law or regulation, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company or of all or any substantial part of its properties; or

(e)           If within ten (10) days after the commencement of any proceedings against the Company seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy code or other applicable federal, state or similar statute, law or regulation, such proceeding shall not have been dismissed or if, within ten (10) days after the appointment, without the consent or acquiescence of the Company, of any trustee, receiver or liquidator of the Company or of all or any substantial part of its properties, such appointment shall not have been vacated.

7.           Waivers. Company hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor.  No delay on the part of Holder in exercising any right hereunder shall operate as a waiver of such right or any other right.  This Note is being delivered in and shall be construed in accordance with the laws of the State of New York, without regard to the conflicts of laws provisions thereof.

Date of Issuance: ___________________

BUSINESS MARKETING SERVICES, INC.

By:      ____________________________
Hans Pendeya
President

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